Exhibit 32.1

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFER

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, William D. Jenkins, Jr., certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report on Form 10-K of Barracuda Networks, Inc. for the fiscal year ended February 28, 2014, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report on Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Barracuda Networks, Inc.

Date: April 29, 2014

By:	/s/ William D. Jenkins, Jr.
William D. Jenkins, Jr.
Chief Executive Officer
(Principal Executive Officer)

I, David Faugno, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report on Form 10-K of Barracuda Networks, Inc. for the fiscal year ended February 28, 2014, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report on Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Barracuda Networks, Inc.

Date: April 29, 2014

By:	/s/ David Faugno
David Faugno
Chief Financial Officer
(Principal Financial Officer)